UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2019

PETROGAS COMPANY
(Exact name of registrant as specified in its charter)

Nevada	333-196409	98-1153516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 4100, Houston TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (832) 899-8597

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 20, 2019 a majority of our shareholders and our board of directors approved a resolution to effect a reverse stock split of our issued and outstanding shares of common stock on a one (1) new for 100 old basis. Upon effect of the reverse stock split, our issued and outstanding shall decrease from 30,099,230 shares of common stock to approximately 300,993 shares of common stock, all with a par value of $0.001. Our authorized shares will remain unchanged.

The reverse stock split is currently being reviewed by the Financial Industry Regulatory Authority (FINRA). We will announce the completion of the FINRA review and the effectiveness of the reverse stock split by filing a Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROGAS COMPANY

/s/ Huang Yu
Huang Yu
President

Date: March 4, 2019

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